Exhibit 99.1

VeriSign Board of Directors names company founder Jim Bidzos to Executive Chairman, President and CEO

Mountain View, Calif. – July 3, 2008 – VeriSign, Inc. (NASDAQ: VRSN) today announced that its board of directors has named Jim Bidzos executive chairman, on an interim basis. Additionally, the board of directors elected Mr. Bidzos president and chief executive officer, on an interim basis, replacing William A. Roper, who resigned from the company and the board of directors effective June 30, 2008.

As the company’s founder and initial CEO, Mr. Bidzos has served as either chairman or vice chairman of the board of directors of VeriSign since April 1995. Mr. Bidzos also served in both senior-executive and board level capacities with RSA from 1986 to 2002.

“VeriSign remains committed to our strategy of focusing the company on its core businesses while continuing the divestiture of all non-core operations, which will proceed as planned. We continue to expect that most sale transactions will be substantially completed this year,” said Mr. Bidzos. “As chairman during the last year, I have been actively involved with VeriSign’s management team and I now look forward to capitalizing on the company’s growth opportunities within its core businesses and new opportunities that align with the company’s core competencies.”

Mr. Bidzos said, “Over the last year, Bill Roper led the development and implementation of the company’s strategy to focus the company on its core businesses. He’s also improved the company’s capital structure with the repurchase of more than 28 percent of the shares outstanding. We appreciate Bill’s contributions in implementing this divestiture strategy, which the board and the company are fully committed to continuing.”

Mr. Roper said, “I have enjoyed my association with VeriSign immensely. The success of our strategy of focusing the company on its core capabilities in Internet infrastructure is reflected in improved operating and financial results. I wish the best for my former colleagues as I move on to the next chapter in my career.”

The Company also announced that it expects revenue for its second quarter 2008 will meet or exceed current consensus estimates as reported by Thomson Financial. The company will announce second quarter 2008 financial results on August 6, 2008.

Today’s Conference Call

VeriSign will host a live teleconference call today at 11:00 am (PDT) to introduce Mr. Bidzos. The call will be accessible by direct dial at 888-676-8776 (US) or 913-312-0724 (International).

A listen-only live web cast as well as a replay will also be available at http://investor.verisign.com.

A replay of this call will be available at 888-203-1112 or 719-457-0820 (passcode: 5349975) beginning at 2:00 pm (PDT) on July 3 and will run through July 9.

This press release is available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Investor Relations: Ken Bond, kbond@verisign.com, 650-426-3744

Public Relations: Allison Fritz, afritz@verisign.com, 650-452-4867

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services, and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the planned divestitures of certain businesses may be delayed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, the uncertainty of whether VeriSign will be able to capitalize on growth opportunities, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release

©2008 VeriSign, Inc. All rights reserved. VeriSign, the VeriSign logo, the checkmark circle, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc., and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

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